Exhibit 99.1

Chambers Street – Fourth Quarter 2013 Financial Results
– Core FFO per Diluted Share of $0.17 –
– Executes 972,000 Square Feet of New and Renewal Leases –
– Provides 2014 Core FFO Guidance –

PRINCETON, N.J. – February 28, 2014 – Chambers Street Properties (NYSE: CSG) ("Chambers Street" or the "Company"), a real estate investment trust focused on acquiring, owning and managing net leased industrial and office properties, today reported its financial results for the three-month period ended December 31, 2013.
"We continued to strengthen our portfolio during the fourth quarter with approximately 972,000 square feet of leasing, resulting in a leased percentage of 96.5%. Core FFO was $0.17 per diluted share, a significant improvement compared to the fourth quarter last year," stated Jack A. Cuneo, President and Chief Executive Officer of Chambers Street. "In addition, we continued to execute all of our corporate strategies, by adding $106.0 million in high-quality acquisitions, and increasing the capacity and flexibility of our balance sheet, the strength of which was affirmed with investment grade ratings from Moody's and S&P. As we look to 2014, we believe our strong, stable portfolio should support steady improvement in our cash flows, while we continue to monitor markets for additional investment opportunities."
Operational and Financial Highlights Fourth Quarter 2013

•	Grew Core Funds from Operations ("Core FFO") to $0.17 per diluted share, an improvement of $0.06 per share compared to the fourth quarter of 2012.

•	Increased total portfolio percentage leased to 96.5% as of December 31, 2013 from 96.0% as of September 30, 2013.

•	Executed 11 leases, representing approximately 972,000 square feet.

•	Acquired an 80% equity interest in three fully-leased properties encompassing approximately 1,608,000 square feet for approximately $106.0 million.

•	Sold two wholly-owned properties for $31.1 million and three unconsolidated properties for a gross sales price of $85.5 million, of which our pro rata share was approximately $73.0 million.
Financial Results for the Three Months Ended December 31, 2013
Core FFO for the fourth quarter of 2013 increased to $39.1 million, or $0.17 per diluted share, compared to $26.8 million, or $0.11 per diluted share, for the fourth quarter of 2012. The increase in Core FFO was driven primarily by acquisitions, partially offset by higher corporate general and administrative expenses, and an increase in interest expense resulting from additional borrowings.
Funds from Operations ("FFO") as defined by NAREIT for the fourth quarter 2013 increased to $34.9 million, or $0.15 per diluted share, as compared to $6.6 million, or $0.03 per diluted share, for the fourth quarter of 2012. The growth in FFO was driven by the same factors that increased Core FFO, as well as a higher loss from extinguishment of debt in the prior year period.

Net income for the fourth quarter 2013 totaled $4.0 million, or $0.02 per diluted share, as compared to a net loss of $26.5 million, or $0.11 per diluted share, for the fourth quarter of 2012.
Investment Activity
In December, the Company acquired an 80% ownership interest in a newly developed 844,000 square foot warehouse/distribution property located near Lille, France, for $56.4 million. The property is part of the Lauwin-Planque Business Park, located in the Nord Pas de Calais region, one of continental Europe’s largest logistics and economic hubs. The property was completed in October 2013 and is fully leased to the European operating subsidiary of one of the world’s largest internet retailers on a long-term, triple-net basis.
In December, the Company acquired two warehouse/distribution properties in Germany totaling approximately 763,000 square feet, for $49.6 million. Both of these build-to-suit properties are located in primary logistics regions with access to Germany’s extensive transportation networks and are 100% leased.
Including these investments, the Company acquired a total of 23 properties or interests in properties, for a total aggregate investment of $347.0 million during the year ended December 31, 2013.
In the fourth quarter 2013, the Company sold a retail park in Wakefield, United Kingdom, a two-building, multi-tenant office park in St. Louis, Missouri, a multi-tenant warehouse facility in Salt Lake City, Utah, and a retail center in Charlotte, North Carolina. These properties were sold for an aggregate of $104.0 million, at the Company's pro rata share.
Balance Sheet
As of December 31, 2013, the Company had total debt outstanding of approximately $1.6 billion, including its pro rata share of unconsolidated entities. The Company's debt had a weighted average interest rate of 3.9%, and an average remaining term to maturity of 5.11 years.
On November 6, 2013, the Company filed an automatically effective shelf registration statement on Form S-3 with the SEC and established an at-the-market offering program through which it may sell, from time to time, common shares having an aggregate offering price of up to $250 million.
In December, the Company received a Baa3 issuer rating from Moody’s Investors Service (“Moody’s”). The receipt of a Baa3 issuer rating from Moody’s resulted, beginning on December 10, 2013, in adjustments to the interest rates on the Company’s unsecured credit facilities.
Subsequent to the end of the year, the Company received a BBB- corporate issuer rating from Standard & Poor's Ratings Services (“S&P”).
Common Share Dividend
On February 26, 2014, the Board of Trustees of the Company approved a monthly distribution of $0.042 per common share for each of the months of April, May, and June of 2014. The April dividend will be paid on May 7, 2014 to all holders of record on April 30, 2014, the May dividend will be paid on June 6, 2014 to all holders of record on May 30, 2014; and the June dividend will be paid on July 8, 2014 to all holders of record on June 30, 2014.
2014 Guidance
The Company is providing full year 2014 guidance for Core FFO of $0.65 to $0.69 per share, based on management’s expectations as of the date of this release. The guidance presented does not include the effects of unannounced property acquisitions, dispositions, or capital transaction activity completed subsequent to December 31, 2013.

Supplemental Information
The Company released supplemental information, available at www.ChambersStreet.com under the Investors Relations section, with additional detail, including a description of non-GAAP financial measures and reconciliation to GAAP measures.
Investor Conference Webcast and Conference Call
The Company will host a webcast and conference call at 8:30 a.m. Eastern Daylight Time on Friday, February 28, 2014, to discuss fourth quarter and full year 2013 results. The number to call is 1-877-407-9039 (domestic) and 1-201-689-8470 (international). The live webcast will be available at www.ChambersStreet.com under the Investor Relations section. A replay of the conference call will be available through March 14, 2014, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13575368.
About Chambers Street Properties (NYSE: CSG)
Chambers Street is a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties, leased to creditworthy tenants. As of December 31, 2013, Chambers Street owned or had a majority interest in 129 properties located across 20 U.S. states, France, Germany, and the United Kingdom encompassing approximately 35.3 million rentable square feet.
For additional information, please visit: www.ChambersStreet.com.
Institutional Relations
ICR, LLC.
Stephen Swett, 203-682-8377
Stephen.Swett@icrinc.com
or
Investor Relations
Chambers Street
Nick Dolya, 407-212-7068
Nick.Dolya@CSPREIT.com
or
Media
Tim Gallen
Tim@Gallen.com or
Andrew Neilly
Andrew@Gallen.com
925 930-9848

CHAMBERS STREET PROPERTIES
Consolidated Balance Sheets
as of December 31, 2013 and December 31, 2012
($ In Thousands, Except Share Data)

	December 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Investments in Real Estate:
Land	$639,382	$538,229
Land Available for Expansion	24,631	22,393
Buildings and Improvements	1,606,209	1,172,318
Construction in Progress	—	76,826
	2,270,222	1,809,766
Less: Accumulated Depreciation and Amortization	(195,778)	(132,129)
Net Investments in Real Estate	2,074,444	1,677,637
Investments in Unconsolidated Entities	514,802	515,829
Cash and Cash Equivalents	83,007	107,355
Restricted Cash	15,236	10,998
Tenant and Other Receivables, Net	10,394	6,675
Deferred Rent	35,499	25,210
Deferred Leasing Costs and Intangible Assets, Net	248,872	199,058
Deferred Financing Costs, Net	11,585	8,322
Prepaid Expenses and Other Assets	16,757	3,778
Total Assets	$3,010,596	$2,554,862
LIABILITIES, NON-CONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
LIABILITIES
Secured Notes Payable, Net	$681,200	$502,232
Unsecured Term Loan Facilities	570,000	—
Unsecured Revolving Credit Facility	170,044	265,000
Accounts Payable, Accrued Expenses and Other Liabilities	50,053	53,390
Intangible Liabilities, Net	28,070	25,994
Prepaid Rent and Security Deposits	16,648	10,005
Distributions Payable	9,931	37,418
Total Liabilities	1,525,946	894,039
COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTERESTS
Operating Partnership Units	—	2,464
Class B Interest	—	200
Non-Controlling Interest—Variable Interest Entity	—	826
SHAREHOLDERS’ EQUITY
Common Shares of Beneficial Interest, $0.01 par value, 990,000,000 shares authorized; 236,463,981 and 249,664,156 issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	2,359	2,494
Additional Paid-in-Capital	2,067,008	2,203,888
Accumulated Deficit	(589,313)	(540,462)
Accumulated Other Comprehensive Income (Loss)	4,596	(8,587)
Total Shareholders’ Equity	1,484,650	1,657,333
Total Liabilities, Non–Controlling Interests and Shareholders’ Equity	$3,010,596	$2,554,862

CHAMBERS STREET PROPERTIES
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2013 and 2012 (unaudited)
(In Thousands, Except Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
REVENUES
Rental	$51,865	$37,334	$196,706	$145,432
Tenant Reimbursements	13,373	8,118	53,306	33,411
Total Revenues	65,238	45,452	250,012	178,843
EXPENSES
Property Operating	8,730	5,241	31,221	21,464
Real Estate Taxes	9,376	5,182	37,971	22,636
General and Administrative	5,430	3,684	23,138	14,660
Investment Management Fee	—	12,424	489	29,695
Acquisition-Related	512	5,243	2,690	7,752
Depreciation and Amortization	27,991	18,428	102,793	72,383
Transition and Listing	—	97	12,681	8,249
Total Expenses	52,039	50,299	210,983	176,839
OTHER INCOME AND EXPENSES
Interest and Other Income	216	430	1,321	2,235
Interest Expense	(14,839)	(8,198)	(47,295)	(33,845)
Interest Expense and Net Change in Fair Value of Non-Qualifying Derivative Financial Instruments	32	(3)	614	(118)
Loss on Early Extinguishment of Debt	521	(15,598)	(1,051)	(17,284)
Gain on Conversion of Equity Interest to Controlling Interest	227	—	75,763	—
Total Other (Expense) Income	(13,843)	(23,369)	29,352	(49,012)
(Loss) Income Before Provision for Income Taxes and Equity in Income of Unconsolidated Entities	(644)	(28,216)	68,381	(47,008)
Provision For Income Taxes	(13)	(49)	(287)	(266)
Equity in Income of Unconsolidated Entities	1,848	1,403	12,111	3,959
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,191	(26,862)	80,205	(43,315)
DISCONTINUED OPERATIONS
Income from Discontinued Operations	87	289	382	720
Gain (Loss) on Sale of Real Estate	2,759	2	2,759	(413)
TOTAL INCOME FROM DISCONTINUED OPERATIONS	2,846	291	3,141	307
NET INCOME (LOSS)	4,037	(26,571)	83,346	(43,008)
Net Loss (Income) Attributable to Non-Controlling Operating Partnership Units	—	25	(82)	32
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4,037	$(26,546)	$83,264	$(42,976)
Basic and Diluted Net Income (Loss) Per Share from Continuing Operations Attributable to Common Shareholders	$0.02	$(0.11)	$0.33	$(0.17)
Basic and Diluted Net Income (Loss) Per Share Attributable to Common Shareholders	$0.02	$(0.11)	$0.34	$(0.17)
Weighted Average Common Shares Outstanding-Basic and Diluted	236,463,981	249,451,245	242,379,680	248,154,277
Dividends Declared Per Share	$0.126	$0.150	$0.551	$0.600

CHAMBERS STREET PROPERTIES
Reconciliation of Net Income (Loss) to FFO, Core FFO, and AFFO
For the Three Months and Twelve Months Ended December 31, 2013 and 2012 (unaudited)
(In Thousands, Except Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net Income (Loss)	$4,037	$(26,571)	$83,346	$(43,008)
Adjustments:
Real Estate Depreciation and Amortization	27,886	18,904	103,209	73,653
Pro Rata Share of Real Estate Depreciation and Amortization from Unconsolidated Entities	8,831	14,315	35,785	55,280
Gain on Conversion of Equity Interest to Controlling Interest	(227)	—	(75,763)	—
(Gain) Loss on Sale of Real Estate	(2,759)	(2)	(2,759)	413
Pro Rata Share of Gain on Sale from Unconsolidated Entities	(2,823)	—	(2,823)	—
Pro Rata Share of Realized (Gain) Loss on Investment in CBRE Strategic Partners Asia	(50)	—	2,063	(443)
Funds from Operations	34,895	6,646	143,058	85,895
Acquisition-Related Expenses	512	5,243	2,690	7,752
Pro Rata Share of Acquisition-Related Expense from Unconsolidated Entities	4,249	30	4,249	549
Loss on Early Extinguishment of Debt	(521)	15,598	1,051	17,284
Pro Rata Share of Loss on Early Extinguishment of Debt from Unconsolidated Entities	214	—	214	—
Net Change in Fair Value of Non-Qualifying Derivative Financial Instruments	(41)	(183)	(1,772)	(564)
Transition and Listing Expenses	—	97	12,681	8,249
Pro Rata Share of Unrealized (Gain) Loss on Investment in CBRE Strategic Partners Asia	(234)	(673)	(4,046)	70
Core Funds from Operations	39,074	26,758	158,125	119,235
Amortization of Non-Cash Interest Expense	94	474	(367)	862
Pro Rata Share of Amortization of Non-Cash Interest Expense from Unconsolidated Entities	93	229	529	825
Amortization of Above and Below Market Leases	1,374	1,174	6,402	2,485
Pro Rata Share of Amortization of Above/Below Market Leases from Unconsolidated Entities	(45)	145	(195)	610
Amortization of Deferred Revenue Related to Tenant Improvements	(276)	—	(1,185)	—
Share Based Compensation	360	230	1,907	245
Straight-Line Rent Adjustments, Net	(2,383)	(2,028)	(10,269)	(7,491)
Pro Rata Share of Straight-Line Rent Adjustments, Net from Unconsolidated Entities	176	(1,077)	(4,250)	(6,470)
Recurring Capital Expenditures	(4,049)	(471)	(7,939)	(3,742)
Pro Rata Share of Recurring Capital Expenditures from Unconsolidated Entities	(322)	(664)	(3,288)	(1,789)
Adjusted Funds from Operations	$34,096	$24,770	$139,470	$104,770
Amounts Per Share (Basic and Diluted):
Net Income (Loss)	$0.02	$(0.11)	$0.34	$(0.17)
Funds from Operations	$0.15	$0.03	$0.59	$0.35
Core Funds from Operations	$0.17	$0.11	$0.65	$0.48
Adjusted Funds From Operations	$0.14	$0.10	$0.58	$0.42
Weighted Average Common Shares Outstanding - Basic & Diluted	236,463,981	249,451,245	242,379,680	248,154,277

Non-GAAP Supplemental Financial Measures:
Funds from Operations
The National Association of Real Estate Investment Trusts, or NAREIT, created Funds from Operations, or FFO, as a non-GAAP supplemental measure of REIT operating performance, which is designed to reflect the impact on operations from trends in occupancy rates, rental rates and operating costs. The most directly comparable GAAP measure to FFO is net income. FFO is used commonly in the real estate industry because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry analysts and investors consider presentations of operating results for REITs that use historical cost accounting to be insufficient.
We compute FFO in accordance with standards established by NAREIT. The revised NAREIT White Paper on FFO defines FFO as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, impairment charges and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.
Core Funds from Operations
Changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. We calculate Core Funds from Operations, or Core FFO, as FFO exclusive of the net effects of acquisition costs, interest rate swap gains/losses, non-recurring expenses such as transition and listing costs, and unrealized gain/loss in investments in unconsolidated entities.
We believe that Core FFO is a useful measure of management’s decision-making process and appropriately presents our results of operations on a comparative basis. The items that we exclude from net income are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, often in inconsistent and unpredictable directions. For example, our acquisition costs are primarily the result of the volume of our acquisitions completed during each period, and therefore we believe such acquisition costs are not reflective of our operating results during each period. Similarly, unrealized gains or losses that we have recognized during a given period are based primarily upon changes in the estimated fair market value of certain of our investments due to changes in market conditions and do not necessarily reflect the operating performance of these properties during the corresponding period. Further, costs associated with certain other non-reoccurring expenses, such as the process of transitioning from being an externally managed company to a self-managed company, our listing of our common shares on the New York Stock Exchange and our modified “Dutch Auction” tender offer are not reflective of our operating results during each period.
We believe that Core FFO is useful to investors as a supplemental measure of operating performance because adjusting FFO to exclude acquisition costs, unrealized gains and/or losses or other non-reoccurring expenses provides investors a view of the performance of our portfolio over time, including if we cease to acquire properties on a frequent and regular basis and allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions. We also believe that Core FFO may provide investors with a useful indication of our future performance, and of the sustainability of our current distribution policy. However, because Core FFO excludes acquisition costs, unrealized gains or losses and/or other non-recurring expenses which are important components in an analysis of our historical performance, such supplemental measure should not be construed as a historical performance measure and may not be as useful a measure for estimating the value of our common shares.

Adjusted Funds from Operations
We calculate Adjusted Funds From Operations, or AFFO, as Core FFO exclusive of the net effects of (i) amortization associated with deferred financings costs; (ii) amortization of above- and below-market lease intangibles; (iii) amortization of premium on notes payable; (iv) amortization of deferred revenue related to tenant improvements; (v) non-cash share-based compensation expense; (vi) straight-line rental revenue; and (vii) recurring capital expenditures.
Not all REITs calculate FFO, Core FFO or AFFO (or an equivalent measure), in the same manner and therefore comparisons with other REITs may not be meaningful. None of these measures present, nor do we intend for them to present, a complete picture of our financial condition and/or operating performance. We believe that net income, as computed under GAAP, appropriately remains the primary measure of our performance and that FFO, Core FFO and

AFFO, when considered in conjunction with net income, improves the investing public’s understanding of the operating results of REITs and makes comparisons of REIT operating results more meaningful.
Forward-Looking Statements
This press release may contain various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our products, operations and business; and the use of the proceeds of any offerings of securities. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements such as: general volatility of the securities markets in which we participate; national, regional and local economic climates; changes in supply and demand for office and industrial properties; adverse changes in the real estate markets, including increasing vacancy, decreasing rental revenue and increasing insurance costs; availability and credit worthiness of prospective tenants; our ability to maintain rental rates and maximize occupancy; our ability to identify and secure acquisitions; our failure to successfully manage growth or operate acquired properties; our pace of acquisitions and/or dispositions of properties; risks related to development projects (including construction delay, cost overruns or our inability to obtain necessary permits); payment of distributions from sources other than cash flows and operating activities; receiving and maintaining corporate debt ratings and changes in the general interest rate environment; availability of capital (debt and equity); our ability to refinance existing indebtedness or incur additional indebtedness; failure to comply with our debt covenants; unanticipated increases in financing and other costs, including a rise in interest rates; the actual outcome of the resolution of any conflict; material adverse actions or omissions by any of our joint venture partners; our ability to operate as a self-managed company; availability of and ability to retain our executive officers and other qualified personnel; future terrorist attacks in the United States or abroad; the ability of our operating partnership to continue to qualify as a partnership for U.S. federal income tax purposes; our ability to continue to qualify as a REIT for U.S. federal income tax purposes; foreign currency fluctuations; changes to accounting principles, policies and guidelines applicable to REITs; legislative or regulatory changes adversely affecting REITs and the real estate business; and environmental, regulatory and/or safety requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other documents of the Company on file with or furnished to the SEC. Any forward looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements.